EXHIBIT 99.1
IceWEB

FOR IMMEDIATE RELEASE                                  Contact:  Susan MacDonald
                                                         Phone:  703.964.8000

                    ICEWEB ANNOUNCES 300% INCREASE IN REVENUE
                    REVENUES EXCEED OVER $6.5 MILLION IN 2004

Herndon, VA, October 8, 2004 - IceWEB, Inc. (OTC: ICEW), a leading provider of integrated enterprise networking and security solutions, content delivery software and professional consulting services, will conduct a conference call with analysts and investors to provide earnings guidance for the fourth quarter and for the fiscal year ending 2004 on Friday, October 15th, 2004 at 10:00am EST. The conference call will be conducted by John R. Signorello, Chairman and Chief Executive Officer, and Michael N. Cachine, Chief Operating Officer and will highlight IceWEB's substantial growth in 2004.

Details are as follows:

Questions:       To submit questions in advance for this call, please contact
                 Susan MacDonald, at smacdonald@iceweb.com or call 703-964-8000 x149. To add this event to your Outlook Calendar, click here:
                 http://www.b2i.us/Profiles/investor/SetReminder.asp?M=wc&ID=54.

Earnings Call:   To listen to the call, please dial 877-211-7911 (North
                 American Callers) or 416-405-9310 (International Callers).

Webcast: To listen to a webcast of the call or view financial or other statistical information required by SEC Regulation G, please visit http://www.b2i.us/external.asp?b=851&id=54&from=wc&L=e
                 This webcast will be recorded and available through December 31st, 2004.

ABOUT ICEWEB, INC.

IceWEB, Inc. provides integrated enterprise networking and security solutions, content delivery software and professional consulting services to both public and private enterprises. IceWEB's products, including IceWEB CMS, IceWEB Studio, IceSHOW, Propster, IceWEB Portal and Learningstream.com, allow users to independently manage, create and deliver mission critical information and data quickly and affordably. IceWEB's security and networking solutions, combined with our professional consulting services, help our customers maximize their IT infrastructure for tighter data management, stronger system control and greater return on investment. For more information on our products and services, call IceWEB at 703.964.8000 or visit www.iceweb.com. IceWEB(TM) products and services are available on GSA Contract # GS-35F-5149H.

"Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995: Except for the historical information contained herein, the matters discussed in this press release are forward-looking statements that involve risks and uncertainties, including but not limited to business conditions and the amount of growth in the computer industry and general economy, competitive factors, and other risks detailed from time to time in the Company's SEC reports, including but not limited to its annual report on Form 10-K and its quarterly reports on Forms 10-Q. The Company does not undertake any obligation to update forward-looking statements. All trademarks and brand names are the property of their respective companies.


            205 Van Buren Street, Suite 420 o Herndon, Virginia 20170 Tel. (703) 964-0150 o Fax (703) 964-0160 o www.iceweb.com